Exhibit 99.1

Eastern Bankshares, Inc. and HarborOne Bancorp, Inc.

Announce Merger to be Effective on November 1, 2025

BOSTON, MA & BROCKTON, MA, October 28, 2025 – Eastern Bankshares, Inc. (“Eastern”) (NASDAQ Global Select Market: EBC), the holding company for Eastern Bank, and HarborOne Bancorp, Inc. (“HarborOne”) (NASDAQ Global Select Market: HONE), the holding company for HarborOne Bank, today jointly announced the following:

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The closing occurred today under the Agreement and Plan of Merger, dated April 24, 2025, among Eastern, Eastern Bank, HarborOne and HarborOne Bank (the “Merger Agreement”), with Eastern and HarborOne having determined that all closing conditions under the Merger Agreement had been satisfied.

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The merger of HarborOne with and into Eastern (the “Merger”), and the related merger of HarborOne Bank with and into Eastern Bank, will become effective shortly after midnight (Eastern Time) on November 1, 2025 (“Effective Time”), pursuant to articles of merger that Eastern and HarborOne filed after the closing today.

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Eastern and Eastern Bank have appointed Joseph F. Casey and Michael J. Sullivan to become directors of Eastern and Eastern Bank, effective as of the Effective Time, in accordance with the terms of the Merger Agreement. Until the Effective Time, Mr. Casey is the President and Chief Executive Officer and Member of the Board of Directors, and Mr. Sullivan is the Chairman of the Board of Directors, of HarborOne and HarborOne Bank. Bob Rivers, Executive Chair and Chair of the Board of Directors of Eastern Bankshares, Inc. and Eastern Bank, said, “We are fortunate to be adding Joe Casey and Mike Sullivan to the Eastern and Eastern Bank Board of Directors. Joe has spent his entire career in community banking, and there are few leaders with his extensive banking and financial experience and deep understanding of customer and community needs. Mike, a former United States Attorney for the District of Massachusetts, is a highly respected expert in corporate compliance with extensive legal, policy, regulatory, risk and community experience. They will add tremendous value to our Board, and we look forward to continuing to benefit from both of their experiences and expertise.”

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As previously disclosed, the deadline is 5:00 p.m. (Eastern Time) on October 28, 2025 for holders of HarborOne common stock to elect their preferred form of merger consideration by completing the election materials previously sent to such holders. Eastern anticipates that it will announce on or before Monday, November 3, 2025, the results of the allocation and proration procedures set forth in the Merger Agreement.

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As previously disclosed, HarborOne common stock will be delisted from the NASDAQ Global Select Market in connection with the Merger following the close of trading on October 31, 2025, the last day on which HarborOne common stock will trade.

Additional Information and Where to Find It

The Merger Agreement is Annex A to the definitive proxy statement/prospectus filed by Eastern with the Securities and Exchange Commission (the “SEC”) on June 27, 2025 (the “proxy statement/prospectus”).

Electronic copies of the Merger Agreement, the proxy statement/prospectus and the election materials, as well as other filings containing information about Eastern and HarborOne, may be obtained at the website of the SEC at sec.gov; and on the respective corporate websites of Eastern and HarborOne at investor.easternbank.com and harboronebancorp.com. (These web addresses are included as inactive textual references only.) Copies of the Merger Agreement, the proxy statement/prospectus and the election materials are also available, without charge, by directing a request to Eastern’s Investor Relations team via email at a.hersom@easternbank.com or by telephone at (617) 897-1177 , or to HarborOne Investor Relations, via email at SFinocchio@HarborOne.com or by telephone at (508) 895-1180.

Forward Looking Statements

This press release contains “forward-looking statements” within the meaning of section 27A of the Securities Act of 1933, as amended, and section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include statements regarding anticipated future events and can be identified by the fact that they do not relate strictly to historical or current facts. You can identify these statements from the use of the words “may,” “will,” “should,” “could,” “would,” “plan,” “potential,” “estimate,” “project,” “believe,” “intend,” “anticipate,” “expect,” “target” and similar expressions. Forward-looking statements, by their nature, are subject to risks and uncertainties. There are many factors that could cause actual results to differ materially from expected results described in the forward-looking statements.

Factors relating to the proposed Merger that could cause or contribute to actual results differing materially from expected results include, but are not limited to, the possibility that revenue or expense synergies or the other expected benefits of the Merger may not materialize in the timeframe expected or at all, or may be more costly to achieve; that prior to the completion of the Merger or thereafter, Eastern or HarborOne may not perform as expected due to Merger-related uncertainty or other factors; that Eastern is unable to successfully implement its integration strategies; reputational risks and the reaction of the companies’ customers to the Merger; the inability to implement onboarding or transition plans and other consequences associated with the Merger; continued pressures and uncertainties within the banking industry and Eastern and HarborOne’s markets, including changes in interest rates and deposit amounts and composition, adverse developments in the level and direction of loan delinquencies, charge-offs, and estimates of the adequacy of the allowance for loan losses, increased competitive pressures, asset and credit quality deterioration, and legislative, regulatory, and fiscal policy changes and related compliance costs; and diversion of management time on Merger-related issues.

These forward-looking statements are also subject to the risks and uncertainties applicable to our respective businesses generally that are disclosed in Eastern’s and HarborOne’s respective 2024 Annual Reports on Form 10-K. Eastern’s and HarborOne’s SEC filings are accessible on the SEC’s website at sec.gov and on their respective corporate websites of Eastern and HarborOne at investor.easternbank.com and harboronebancorp.com. (These web addresses are included as inactive textual references only.) Information on these websites is not part of this document. For any forward-looking statements made in this press release, Eastern and HarborOne claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Except as required by law, each company specifically disclaims any obligation to update any forward-looking statements as a result of developments occurring after the date of this press release.

About Eastern Bankshares, Inc.

Eastern Bankshares, Inc. is the holding company for Eastern Bank. Founded in 1818, Eastern Bank is Greater Boston’s leading local bank with 109 branch locations serving communities in eastern Massachusetts, southern and coastal New Hampshire, Rhode Island and Connecticut. As of September 30, 2025, Eastern Bank had approximately $25.5 billion in assets. Eastern provides a full range of banking and wealth management solutions for consumers and businesses of all sizes including through its Cambridge Trust Wealth Management division, the largest bank-owned independent investment adviser in Massachusetts with $9.2 billion in assets under management, and takes pride in its outspoken advocacy and community support that includes more than $240 million in charitable giving since 1994. An inclusive company, Eastern is comprised of deeply committed professionals who value relationships with their customers, colleagues and communities. For investor information, visit investor.easternbank.com.

About HarborOne Bancorp, Inc.

HarborOne Bancorp, Inc. is the holding company for HarborOne Bank, a Massachusetts-chartered trust company. HarborOne Bank serves the financial needs of consumers, businesses, and municipalities throughout Eastern Massachusetts and Rhode Island through a network of 30 full-service banking centers located in Massachusetts and Rhode Island, and commercial lending offices in Boston, Massachusetts and Providence, Rhode Island. HarborOne Bank also provides a range of educational resources through “HarborOne U,” with free digital content, webinars, and recordings for small business and personal financial education. HarborOne Mortgage, LLC, a subsidiary of HarborOne Bank, provides mortgage lending services throughout New England and other states.

Eastern Bankshares, Inc:

Media contact:

Andrea Goodman

a.goodman@easternbank.com

781-598-7847

Investor contact:

Andrew Hersom

a.hersom@easternbank.com

617-897-1177

HarborOne Bancorp, Inc:

Media contact:

David Tryder

Dtryder@HarborOne.com

508-895-1313

Investor contact:

Stephen W. Finocchio

SFinocchio@HarborOne.com

508-895-1180